Exhibit 99.1

CEVA ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS

CEVA licensees ship record 23 million units in the second quarter

San Jose, Calif. – July 22, 2004 –CEVA (NASDAQ: CEVA; LSE: CVA), the leading licensor of digital signal processor (DSP) cores and communications solutions to the semiconductor industry, today announced financial results for the second quarter of 2004, ended June 30, 2004.

The second quarter results were in line with company guidance given on April 20, 2004. Total revenues were $9.6 million, up four percent from the $9.2 million reported in the first quarter. Licensing revenues were $6.9 million, up five percent from first quarter licensing revenues of $6.6 million. Royalty revenues were $1.3 million, up from $1.2 million reported in the first quarter.

Net income in the second quarter was $494,000 or $.03 per share, compared with first quarter net income of $409,000 or $0.02 per share.

Gross margin in the second quarter of 2004 was 85 percent, compared with 84 percent in the first quarter. Total cash was $56.8 million at June 30, 2004, compared with $58.6 million at the end of the first quarter, principally reflecting capital investment in EDA tools in the quarter.

“We are very pleased with our continued progress this year,” said Chet Silvestri, president and CEO of CEVA. “We signed six new licensing agreements across the portfolio of our technologies in the quarter including a major new license for our CEVA-X DSP technology with one of the world’s leaders in the wireless industry.”

The six new licensing customers in the second quarter included leaders in the high-growth wireless and multimedia markets and spanned a portfolio of DSP, framework and solution technologies from CEVA. Three of the six customers in the quarter are new licensees of CEVA.

“CEVA licensees shipped a record 23 million units in the second quarter, up 25% over first quarter shipments, further reinforcing our position as the number one licensor of DSP technology,” continued Chet Silvestri. “With our expanding customer relationships, strong balance sheet and solid financial performance, we are well positioned to achieve our corporate objectives in 2004.”

CEVA Conference Call
CEVA will broadcast its conference call discussion of second quarter 2004 financial results on Thursday, July 22, 2004 at 7:00 a.m. PT (3:00 p.m. London Time).

The conference call will be available via the following dial-in numbers:
US Participants Telephone: 877-951-7311 (password: CEVA)
UK/European Participants Telephone: +44-20-7019-0810 (Password: CEVA)

A recording will be available approximately one hour after the call for five working days at the following dial-in numbers:
US Participants Telephone: 877-814-5621 (Access code: CEVA)
UK/European Participants Telephone: +44-20-7970-8460 (Access code: CEVA)

The CEVA financial results conference call will be available via a live webcast on the CEVA website at http://www.ceva-dsp.com. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available at the web site for one year.

For More Information Contact:

Barry Nolan	Deborah Stapleton
CEVA, Inc.	Stapleton Communications
408.514.2900	650.470.0200
deb@stapleton.com

About CEVA, Inc.
Headquartered in San Jose, Calif., CEVA is the leading licensor of DSP cores and communications solutions to the semiconductor industry. CEVA markets a portfolio of DSP IPs in three integrated areas: CEVA DSPs, CEVA Xpert Open Framework Environment and CEVA Xpert Applications, all supported by Xpert Integration services. CEVA’s products are used in over 50 million devices each year. CEVA was created through the merger of the DSP licensing division of DSP Group and Parthus Technologies. For more information visit www.ceva-dsp.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they ever materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The forward looking statements in this press release include statements concerning CEVA achieving its corporate objectives and extending its position as the number one licensor of DSP solutions for the semiconductor industry. The risks, uncertainties and assumptions referred to above include macroeconomic and geopolitical trends and events; intense competition within our industry; that the market for the sale of our technology may not develop as expected; that we rely significantly on revenue derived from a limited number of licensees; the possible loss of key employees and/or senior management; the challenges of managing a geographically dispersed operation and other risks that are described from time to time in the Company's Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and reports filed after the Form 10-K. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

CEVA, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands, except per share data

	Quarter ended		Six months ended		Quarter ended
	June 30,		June 30,		March 31,

	2004	2003	2004	2003	2004

	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing and royalties	$8,180	$7,170	$15,949	$14,151	$7,769
Other revenue	1,396	1,917	2,841	3,779	1,445

Total revenues	9,576	9,087	18,790	17,930	9,214

Cost of revenues	1,451	1,601	2,961	3,239	1,510

Gross profit	8,125	7,486	15,829	14,691	7,704

Operating expenses:
Research and development, net	4,222	4,052	8,231	8,101	4,009
Sales and marketing	1,718	1,449	3,391	2,822	1,673
General and administrative	1,495	1,485	2,954	2,963	1,459
Amortization of intangible assets	223	284	446	568	223
Reorganization and severance charge	—	—	—	1,380	—

Total operating expenses	7,658	7,270	15,022	15,834	7,364

Operating income (loss)	467	216	807	(1,143)	340
Other income, net	162	(184)	351	(143)	189

Income (loss) before taxes on income	629	32	1,158	(1,286)	529
Taxes on income	135	—	255	—	120

Net income (loss)	494	32	903	(1,286)	409

Basic income (loss) per share	$0.027	$0.002	$0.049	$(0.071)	$0.022
Diluted income per share	$0.026	$0.002	$0.047	$(0.071)	$0.021
Weighted average number of Common Stock used in computation of net income (loss) per share:
Basic	18,380	18,079	18,353	18,075	18,326
Diluted	18,909	18,149	19,083	18,075	19,257

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	June 30,	December 31,	March 31,
	2004	2003[1]	2004

	Unaudited		Unaudited

ASSETS
Current assets:
Cash and cash equivalents	$56,832	$59,130	$58,615
Trade receivables, net	10,707	10,226	10,698
Other accounts receivable and prepaid expenses	1,757	1,945	1,245

Total current assets	69,296	71,301	70,558

Long-term investments:
Severance pay fund	1,458	1,487	1,470

Property and equipment, net	5,211	4,792	4,595
Goodwill	38,398	38,398	38,398
Other intangible assets, net	3,009	3,455	3,232

Total assets	$117,372	$119,433	$118,253

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade payables	$2,018	$3,030	$2,124
Accrued expenses and other payables	10,053	12,876	11,137
Taxes payable	737	891	859
Deferred revenues	775	1,064	867

Total current liabilities	13,583	17,861	14,987

Long-term liabilities:
Accrued severance pay	1,530	1,510	1,538
Accrued liabilities	1,293	1,583	1,407

	2,823	3,093	2,945

Stockholders' equity:
Common Stock:	18	18	18
Additional paid in capital	136,033	134,449	135,882
Accumulated deficit	(35,085)	(35,988)	(35,579)

Total stockholders' equity	100,966	98,479	100,321

Total liabilities and stockholders' equity	$117,372	$119,433	$118,253

1The December 31, 2003 balance sheet information has been derived from the December 31, 2003 audited consolidated financial statements of the Company.